SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 24, 2001
(To Prospectus dated August 3, 2001


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                          Alternative Loan Trust 2001-8
                                     Issuer

             CHL Mortgage Pass-Through Certificates, Series 2001-17
                                     Issuer

                               -----------------

         The Class PO Certificates

o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated August 24, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated August 3, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $689,715.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 529 Mortgage Loans having an aggregate Stated Principal Balance of approximately $191,562,498.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                  As of
                                                                                            September 1, 2002
                                                                                            -----------------
Total Number of Mortgage Loans...................................................                  529
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 1.70%
         60-90 days..............................................................                 0.57%
         91 days or more (excluding pending foreclosures)........................                 0.57%
         --                                                                                       ----
         Total Delinquencies.....................................................                 2.84%
                                                                                                  ====
Foreclosures Pending.............................................................                 0.76%
                                                                                                  ----
Total Delinquencies and foreclosures pending.....................................                 3.59%
                                                                                                  ====

-----------

(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Two (2) Mortgage Loans have been converted and are, as of the Reference Date, REO Loans.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                      At              At
                                                        At February 28(29),                       December 31,     June 30,
                                  -----------------------------------------------------------     -----------     -----------
                                     1998             1999           2000            2001            2001             2002
                                  -----------     -----------     -----------     -----------     -----------     -----------
Delinquent Mortgage Loans and
   Pending Foreclosures at
      Period End
     30-59 days ...............          1.08%           1.03%           1.36%           1.61%           1.89%           1.85%
     60-89 days ...............          0.16            0.18            0.22            0.28            0.39            0.40
     90 days or more (excluding
        pending foreclosures) .          0.16            0.12            0.16            0.14            0.23            0.28
                                  -----------     -----------     -----------     -----------     -----------     -----------
         Total of delinquencies          1.40%           1.32%           1.75%           2.03%           2.51%           2.53%
                                  ===========     ===========     ===========     ===========     ===========     ===========
Foreclosures pending ..........          0.17%           0.14%           0.16%           0.27%           0.31%           0.28%
                                  ===========     ===========     ===========     ===========     ===========     ===========
Total delinquencies and
    foreclosures pending ......          1.57%           1.46%           1.91%           2.30%           2.82%           2.81%
                                  ===========     ===========     ===========     ===========     ===========     ===========

Net Gains/(Losses) on
    liquidated loans(1) .......   $(2,662,000)    $(2,882,524)    $(3,076,240)    $(2,988,604)    $(5,677,141)    $(3,054,092)
Percentage of Net
    Gains/(Losses) on
    liquidated loans(1)(2) ....        (0.024)%        (0.018)%        (0.017)%        (0.014)%        (0.022)%        (0.010)%
Percentage of Net
    Gains/(Losses) on
    liquidated loans (based on
    average outstanding
    principal balance)(1) .....        (0.027)%        (0.021)%        (0.017)%        (0.015)%        (0.023)%        (0.011)%

----------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $689,715, evidencing a beneficial ownership interest of approximately 0.36% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $177,833,930 and evidenced in the aggregate a beneficial ownership interest of approximately 92.83% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $13,728,568, and evidenced in the aggregate a beneficial ownership interest of approximately 7.17% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

                         Reports to Certificateholders

         The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $689,715 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 80%.

                                                  Sensitivity of the Principal Only Certificates to Prepayments
                                                                   (Pre-tax Yields to Maturity)

                                                              Percentage of the Prepayment Assumption
                                                         --------------------------------------------------
        Class                                            0%         50%        100%        150%        200%
        -----                                            --         ---        ----        ----        ----
        Class PO..................................      1.2%       3.2%        6.0%        9.3%       13.2%


         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.


                          Percent of Class Certificate
                              Balance Outstanding*

                                                            Class PO
                                            Percentage of the Prepayment Assumption
                                            ---------------------------------------
          Distribution Date                0%       50%      100%      150%      200%
          -----------------                --       ---      ----      ----      ----
Initial Percent..................         100       100      100       100        100
October 30, 2002                           88       87        86        85        84
October 25, 2003                           87       78        68        59        50
October 25, 2004                           86       69        54        41        30
October 25, 2005                           85       61        43        28        18
October 25, 2006                           83       54        34        19        10
October 25, 2007                           82       48        26        13         6
October 25, 2008                           81       42        21        9          4
October 25, 2009                           79       37        16        6          2
October 25, 2010                           77       33        13        4          1
October 25, 2011                           75       29        10        3          1
October 25, 2012                           74       25        8         2          0
October 25, 2013                           71       22        6         1          0
October 25, 2014                           69       19        5         1          0
October 25, 2015                           67       17        4         1          0
October 25, 2016                           64       15        3         0          0
October 25, 2017                           62       13        2         0          0
October 25, 2018                           59       11        2         0          0
October 25, 2019                           55        9        1         0          0
October 25, 2020                           52        8        1         0          0
October 25, 2021                           49        6        1         0          0
October 25, 2022                           45        5        1         0          0
October 25, 2023                           41        4        0         0          0
October 25, 2024                           36        4        0         0          0
October 25, 2025                           32        3        0         0          0
October 25, 2026                           27        2        0         0          0
October 25, 2027                           21        2        0         0          0
October 25, 2028                           16        1        0         0          0
October 25, 2029                           10        1        0         0          0
October 25, 2030                           4         0        0         0          0
October 25, 2031                           0         0        0         0          0
Weighted Average Life (years) **.        18.56     7.61      4.18      2.72      1.93

----------------

*  Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,326,376 and $100,000 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

         The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

         The Class PO Certificates are currently rated "AAA" by Fitch Ratings and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

           EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2001-17, Alt-8


                                       Current Mortgage Rates of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ ----------------------------
            Current               Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
       Mortgage Rate (%)                Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------ ----------------------------
               6.500                        1                        642,107.86                   0.34
               6.625                        3                        741,369.90                   0.39
               6.750                        3                        784,008.15                   0.41
               6.875                        7                      2,445,346.42                   1.28
               7.000                       16                      6,004,912.62                   3.13
               7.125                       18                      6,284,689.97                   3.28
               7.250                       56                     15,014,266.19                   7.84
               7.375                       53                     20,397,775.63                  10.65
               7.500                       77                     29,442,747.27                  15.37
               7.625                       44                     16,054,553.27                   8.38
               7.750                       58                     23,987,745.89                  12.52
               7.875                       57                     21,287,197.67                  11.11
               8.000                       32                     11,585,173.68                   6.05
               8.125                       13                      3,846,723.17                   2.01
               8.250                       15                      4,445,148.37                   2.32
               8.375                       22                      7,557,618.93                   3.95
               8.500                       20                      7,160,711.09                   3.74
               8.625                        7                      2,966,071.29                   1.55
               8.750                        9                      2,801,200.37                   1.46
               8.875                        6                      3,355,598.54                   1.75
               9.000                        3                      1,228,757.03                   0.64
               9.125                        3                        970,242.16                   0.51
               9.250                        4                      1,725,378.30                   0.90
               9.375                        2                        833,155.00                   0.43
-------------------------------- --------------------- ------------------------------ ----------------------------
Total                                     529                    191,562,498.77                 100.00
================================ ===================== ============================== ============================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.766% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.738% per annum.

                                  Current Mortgage Loan Principal Balances (1)
------------------------------------- --------------------- ----------------------------- ------------------------
          Current Mortgage             Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
          Loan Balance ($)                   Loans                Outstanding ($)                Pool (%)
------------------------------------- --------------------- ----------------------------- ------------------------
            0.01 to 50,000.00                     3                      104,442.90                 0.05
       50,000.01 to 100,000.00                   18                    1,450,977.11                 0.76
      100,000.01 to 150,000.00                   22                    2,754,383.80                 1.44
      150,000.01 to 200,000.00                    9                    1,551,827.45                 0.81
      200,000.01 to 250,000.00                   13                    2,947,315.95                 1.54
      250,000.01 to 300,000.00                   57                   16,389,728.03                 8.56
      300,000.01 to 350,000.00                  164                   53,368,045.05                27.86
      350,000.01 to 400,000.00                  102                   38,346,748.45                20.02
      400,000.01 to 450,000.00                   42                   17,698,175.15                 9.24
      450,000.01 to 500,000.00                   36                   17,137,450.55                 8.95
      500,000.01 to 550,000.00                   21                   10,982,760.79                 5.73
      550,000.01 to 600,000.00                   10                    5,773,505.32                 3.01
      600,000.01 to 650,000.00                   17                   10,807,603.58                 5.64
      650,000.01 to 700,000.00                    2                    1,369,875.23                 0.72
      700,000.01 to 750,000.00                    4                    2,825,122.61                 1.47
      750,000.01 to 1,000,000.00                  8                    6,891,348.73                 3.60
    1,000,000.01 to 1,500,000.00                  1                    1,163,188.07                 0.61
------------------------------------- --------------------- ----------------------------- ------------------------
Total                                           529                  191,562,498.77               100.00
===================================== ===================== ============================= ========================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $362,122.


                           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
------------------------------------- --------------------- ----------------------------- ------------------------
                                       Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
 Original Loan-to-Value Ratios (%)           Loans                Outstanding ($)                Pool (%)
------------------------------------- --------------------- ----------------------------- ------------------------
         50.00 or Less                           12                    4,578,081.65                 2.39
         50.01 to 55.00                           7                    3,041,300.19                 1.59
         55.01 to 60.00                          12                    4,649,237.14                 2.43
         60.01 to 65.00                          26                   12,301,123.42                 6.42
         65.01 to 70.00                          42                   14,793,342.56                 7.72
         70.01 to 75.00                          57                   22,006,142.80                11.49
         75.01 to 80.00                         266                   96,115,540.68                50.17
         80.01 to 85.00                          22                    8,449,701.82                 4.41
         85.01 to 90.00                          57                   18,077,564.21                 9.44
         90.01 to 95.00                          27                    7,424,510.28                 3.88
         95.01 to 100.00                          1                      125,954.02                 0.07
------------------------------------- --------------------- ----------------------------- ------------------------
Total                                           529                  191,562,498.77               100.00
===================================== ===================== ============================= ========================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 76.85%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

                               State Distribution of the Mortgaged Properties (1)
-------------------------------- --------------------- ------------------------------- ---------------------------
     State Distribution of        Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage Pool
     Mortgaged Properties               Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------- ---------------------------
California                                 234                   93,247,390.99                  48.68
Colorado                                    23                    8,631,956.33                   4.51
Florida                                     30                   10,783,103.94                   5.63
Maryland                                    12                    4,471,773.35                   2.33
New Jersey                                  21                    8,043,423.92                   4.20
New York                                    51                   13,347,577.74                   6.97
Texas                                       23                    9,314,458.97                   4.86
Washington                                  18                    5,602,634.32                   2.92
Other (less than 2%)                       117                   38,120,179.21                  19.90
-------------------------------- --------------------- ------------------------------- ---------------------------
Total                                      529                  191,562,498.77                 100.00
================================ ===================== =============================== ===========================

(1) "Other" includes 30 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.10% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                                  Documentation Programs for the Mortgage Loans
--------------------------------- --------------------- ------------------------------ ---------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Type of Program                  Loans                 Outstanding ($)                    (%)
--------------------------------- --------------------- ------------------------------ ---------------------------
Reduced                                     320                  125,455,179.27                 65.49
Full                                         72                   25,745,004.61                 13.44
Alternative                                  65                   18,304,788.71                  9.56
No Income/No Asset                           50                   18,512,620.08                  9.66
Streamlined                                  21                    3,441,628.89                  1.80
CLUES Plus                                    1                      103,277.21                  0.05
--------------------------------- --------------------- ------------------------------ ---------------------------
Total                                       529                  191,562,498.77                100.00
================================= ===================== ============================== ===========================

                                          Types of Mortgaged Properties
--------------------------------- --------------------- ------------------------------ ---------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
         Property Type                   Loans                 Outstanding ($)                    (%)
--------------------------------- --------------------- ------------------------------ ---------------------------
Single Family Residence                     374                  135,924,803.40                 70.96
Planned Unit Development                    115                   44,718,352.92                 23.34
Low-rise Condominium                         26                    8,125,907.96                  4.24
2-4 Family Residence                          9                    2,355,263.10                  1.23
Manufactured Housing (1)                      4                      414,392.02                  0.22
High-rise Condominium                         1                       23,779.37                  0.01
--------------------------------- --------------------- ------------------------------ ---------------------------
Total                                       529                  191,562,498.77                100.00
================================= ===================== ============================== ===========================

(1) Treated as real property.


                                         Purposes of the Mortgage Loans
--------------------------------- --------------------- ------------------------------ ---------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
          Loan Purpose                   Loans                 Outstanding ($)                    (%)
--------------------------------- --------------------- ------------------------------ ---------------------------
Purchase                                    330                  116,974,751.34                 61.06
Refinance (rate/term)                       109                   38,665,236.77                 20.18
Refinance (cash-out)                         90                   35,922,510.66                 18.75
--------------------------------- --------------------- ------------------------------ ---------------------------
Total                                       529                  191,562,498.77                100.00
================================= ===================== ============================== ===========================

                                    Occupancy Types of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ ----------------------------
                                  Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Occupancy Type                  Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------ ----------------------------
Owner Occupied                             519                  187,675,412.82                 97.97
Secondary Residence                          6                    2,429,776.77                  1.27
-------------------------------- --------------------- ------------------------------ ----------------------------
Investment                                   4                    1,457,309.18                  0.76
Total                                      529                  191,562,498.77                100.00
================================ ===================== ============================== ============================

(1) Based upon representations of the related Mortgagors at the time of origination.

                              Remaining Terms to Maturity of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ ----------------------------
  Remaining Term to Maturity      Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
           (months)                     Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------ ----------------------------
              221                            1                      226,424.24                  0.12
              223                            1                      149,625.67                  0.08
              228                            1                      304,183.86                  0.16
              229                            1                      411,884.38                  0.22
              282                            2                      138,559.99                  0.07
              283                            1                      136,796.89                  0.07
              284                            1                      123,122.05                  0.06
              334                            1                      115,313.56                  0.06
              336                            1                      218,100.32                  0.11
              338                            1                      122,222.14                  0.06
              339                            2                      115,409.73                  0.06
              340                            3                      453,715.79                  0.24
              341                            1                      205,461.91                  0.11
              342                            9                    1,865,753.11                  0.97
              343                           20                    4,222,199.25                  2.20
              344                           13                    3,075,326.84                  1.61
              345                           12                    4,417,454.98                  2.31
              346                           24                    9,110,073.35                  4.76
              347                           87                   32,049,320.22                 16.73
              348                          168                   68,093,704.74                 35.55
              349                          178                   65,332,669.67                 34.11
              350                            1                      675,176.08                  0.35
-------------------------------- --------------------- ------------------------------ ----------------------------
Total                                      529                  191,562,498.77                100.00
================================ ===================== ============================== ============================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 347 months.

                                    EXHIBIT 2

                                   [Attached]

                                                     Distribution Date: 9/25/02
  THE
 BANK OF
  NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                             Countrywide Home Loans
                          Alternative Loan Trust 2001-8
                       Mortgage Pass-Through Certificates
                                 Series 2001-17

                 Certificateholder Monthly Distribution Summary

-------------------------------------------------------------------------------------------
                                  Certificate                    Pass
                        Class        Rate         Beginning     Through      Principal
   Class    Cusip    Description     Type          Balance      Rate (%)   Distribution
-------------------------------------------------------------------------------------------
     A1   12669B7B2    Senior     Fix-30/360                -   7.000000               -
     A2   12669B7C0    Senior     Fix-30/360   123,768,870.64   7.000000   16,769,397.80
     A3   12669B7D8    Senior     Fix-30/360    16,051,110.22   7.000000               -
     A4   12669B7E6    Senior     Fix-30/360    54,000,000.00   7.000000               -
     PO   12669B7F3   Strip PO    Fix-30/360       690,526.28   0.000000          810.45
     AR   12669B7G1    Senior     Fix-30/360                -   7.000000               -
-------------------------------------------------------------------------------------------
     M    12669B7H9    Junior     Fix-30/360     6,246,148.49   7.000000        4,733.55
     B1   12669B7J5    Junior     Fix-30/360     2,825,638.60   7.000000        2,141.37
     B2   12669B7K2    Junior     Fix-30/360     2,230,767.32   7.000000        1,690.55
     B3   12669CAS9    Junior     Fix-30/360     1,338,460.39   7.000000        1,014.33
     B4   12669CAT7    Junior     Fix-30/360       594,871.28   7.000000          450.81
     B5   12669CAU4    Junior     Fix-30/360       585,348.07   7.000000          443.60
-------------------------------------------------------------------------------------------
   Totals                                      208,331,741.29              16,780,682.46
-------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
                                           Current                         Cumulative
              Interest         Total      Realized           Ending         Realized
   Class    Distribution   Distribution    Losses           Balance          Losses
---------------------------------------------------------------------------------------
     A1               -                -          -                  -               -
     A2      721,985.08    17,491,382.88          -     106,999,472.84               -
     A3               -                -          -      16,144,741.70               -
     A4      315,000.00       315,000.00          -      54,000,000.00               -
     PO               -           810.45          -         689,715.83               -
     AR               -                -          -                  -               -
---------------------------------------------------------------------------------------
     M        36,435.87        41,169.42          -       6,241,414.94               -
     B1       16,482.89        18,624.26          -       2,823,497.24               -
     B2       13,012.81        14,703.36          -       2,229,076.77               -
     B3        7,807.69         8,822.02          -       1,337,446.06               -
     B4        3,470.08         3,920.90          -         594,420.47               -
     B5        3,414.53         3,858.13  82,191.54         502,712.93      389,343.07
---------------------------------------------------------------------------------------
   Totals  1,117,608.95    17,898,291.42  82,191.54     191,562,498.78      389,343.07
---------------------------------------------------------------------------------------

                                                     Distribution Date: 9/25/02
  THE
 BANK OF
  NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                             Countrywide Home Loans
                          Alternative Loan Trust 2001-8
                       Mortgage Pass-Through Certificates
                                 Series 2001-17

                          Principal Distribution Detail

-------------------------------------------------------------------------------------------------------------
                                   Original                Beginning          Scheduled
                                  Certificate             Certificate          Principal         Accretion
   Class         Cusip             Balance                  Balance           Distribution       Principal
-------------------------------------------------------------------------------------------------------------
     A1         12669B7B2        75,000,000.00                     -                    -                 -
     A2         12669B7C0       140,998,000.00        123,768,870.64        16,769,397.80                 -
     A3         12669B7D8        14,969,000.00         16,051,110.22                    -         93,631.48
     A4         12669B7E6        54,000,000.00         54,000,000.00                    -                 -
     PO         12669B7F3           782,755.52            690,526.28               810.45                 -
     AR         12669B7G1               100.00                     -                    -                 -
-------------------------------------------------------------------------------------------------------------
     M          12669B7H9         6,300,000.00          6,246,148.49             4,733.55                 -
     B1         12669B7J5         2,850,000.00          2,825,638.60             2,141.37                 -
     B2         12669B7K2         2,250,000.00          2,230,767.32             1,690.55                 -
     B3         12669CAS9         1,350,000.00          1,338,460.39             1,014.33                 -
     B4         12669CAT7           600,000.00            594,871.28               450.81                 -
     B5         12669CAU4           900,144.48            585,348.07               443.60                 -
-------------------------------------------------------------------------------------------------------------
   Totals                       300,000,000.00        208,331,741.29        16,780,682.46         93,631.48
-------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
               Unscheduled           Net                Current             Ending                  Ending
                Principal         Principal             Realized          Certificate             Certificate
    Class      Adjustments       Distribution            Losses             Balance                 Factor
--------------------------------------------------------------------------------------------------------------
     A1             -                        -                -                       -          0.00000000000
     A2             -            16,769,397.80                -          106,999,472.84          0.75887227365
     A3             -                        -                -           16,144,741.70          1.07854510633
     A4             -                        -                -           54,000,000.00          1.00000000000
     PO             -                   810.45                -              689,715.83          0.88113824764
     AR             -                        -                -                       -          0.00000000000
--------------------------------------------------------------------------------------------------------------
     M              -                 4,733.55                -            6,241,414.94          0.99070078413
     B1             -                 2,141.37                -            2,823,497.24          0.99070078446
     B2             -                 1,690.55                -            2,229,076.77          0.99070078581
     B3             -                 1,014.33                -            1,337,446.06          0.99070078566
     B4             -                   450.81                -              594,420.47          0.99070078023
     B5             -                   443.60        82,191.54              502,712.93          0.55848027145
--------------------------------------------------------------------------------------------------------------
   Totals           -            16,780,682.46        82,191.54          191,562,498.78
--------------------------------------------------------------------------------------------------------------

                                                     Distribution Date: 9/25/02
  THE
 BANK OF
  NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                             Countrywide Home Loans
                          Alternative Loan Trust 2001-8
                       Mortgage Pass-Through Certificates
                                 Series 2001-17



                          Interest Distribution Detail


-------------------------------------------------------------------------------------------------------------------
                        Beginning              Pass               Accrued           Cumulative
                       Certificate            Through             Optimal             Unpaid             Deferred
     Class               Balance              Rate(%)            Interest            Interest            Interest
-------------------------------------------------------------------------------------------------------------------

       A1                        -           7.000000                    -              -                       -
       A2           123,768,870.64           7.000000           721,985.08              -                       -
       A3            16,051,110.22           7.000000                    -              -               93,631.48
       A4            54,000,000.00           7.000000           315,000.00              -                       -
       PO               690,526.28           0.000000                    -              -                       -
       AR                        -           7.000000                    -              -                       -
 ------------------------------------------------------------------------------------------------------------------
       M              6,246,148.49           7.000000            36,435.87              -                       -
       B1             2,825,638.60           7.000000            16,482.89              -                       -
       B2             2,230,767.32           7.000000            13,012.81              -                       -
       B3             1,338,460.39           7.000000             7,807.69              -                       -
       B4               594,871.28           7.000000             3,470.08              -                       -
       B5               585,348.07           7.000000             3,414.53              -                       -
 ------------------------------------------------------------------------------------------------------------------
     Totals         208,331,741.29                            1,117,608.95              -               93,631.48
 ------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                         Total                   Net             Unscheduled
                        Interest              Prepayment           Interest                Interest
     Class                Due               Int. Shortfall        Adjustment                 Paid
----------------------------------------------------------------------------------------------------
      A1                       -                    -                   -                          -
      A2              721,985.08                    -                   -                 721,985.08
      A3               93,631.48                    -                   -                          -
      A4              315,000.00                    -                   -                 315,000.00
      PO                       -                    -                   -                          -
      AR                       -                    -                   -                          -
 ----------------------------------------------------------------------------------------------------
      M                36,435.87                    -                   -                  36,435.87
      B1               16,482.89                    -                   -                  16,482.89
      B2               13,012.81                    -                   -                  13,012.81
      B3                7,807.69                    -                   -                   7,807.69
      B4                3,470.08                    -                   -                   3,470.08
      B5                3,414.53                    -                   -                   3,414.53
 ----------------------------------------------------------------------------------------------------
    Totals          1,211,240.43                    -                   -               1,117,608.95
 ----------------------------------------------------------------------------------------------------


                                                     Distribution Date: 9/25/02
  THE
 BANK OF
  NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                             Countrywide Home Loans
                          Alternative Loan Trust 2001-8
                       Mortgage Pass-Through Certificates
                                 Series 2001-17



                           Current Payment Information
                               Factors per $1,000

-----------------------------------------------------------------------------------------------------
                                                Original        Beginning Cert.
                                              Certificate          Notional               Principal
       Class              Cusip                 Balance            Balance              Distribution
-----------------------------------------------------------------------------------------------------
        A1               12669B7B2           75,000,000.00          0.000000000           0.000000000
        A2               12669B7C0          140,998,000.00        877.805859919         118.933586270
        A3               12669B7D8           14,969,000.00       1072.290080860           0.000000000
        A4               12669B7E6           54,000,000.00       1000.000000000           0.000000000
        PO               12669B7F3              782,755.52        882.173634591           1.035386951
        AR               12669B7G1                  100.00          0.000000000           0.000000000
-----------------------------------------------------------------------------------------------------
        M                12669B7H9            6,300,000.00        991.452141239           0.751357104
        B1               12669B7J5            2,850,000.00        991.452141563           0.751357105
        B2               12669B7K2            2,250,000.00        991.452142912           0.751357106
        B3               12669CAS9            1,350,000.00        991.452142764           0.751357105
        B4               12669CAT7              600,000.00        991.452137334           0.751357101
        B5               12669CAU4              900,144.48        650.282353314           0.492806708
-----------------------------------------------------------------------------------------------------
      Totals                                300,000,000.00        694.439137633          55.935608200
-----------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------
                                                   Ending Cert.                   Pass
                          Interest                  Notional                     Through
       Class            Distribution                Balance                      Rate(%)
------------------------------------------------------------------------------------------
        A1               0.000000000               0.000000000                   7.000000
        A2               5.120534183             758.872273649                   7.000000
        A3               0.000000000            1078.545106332                   7.000000
        A4               5.833333333            1000.000000000                   7.000000
        PO               0.000000000             881.138247639                   0.000000
        AR               0.000000000               0.000000000                   7.000000
------------------------------------------------------------------------------------------
        M                5.783470824             990.700784135                   7.000000
        B1               5.783470826             990.700784458                   7.000000
        B2               5.783470834             990.700785806                   7.000000
        B3               5.783470833             990.700785659                   7.000000
        B4               5.783470801             990.700780232                   7.000000
        B5               3.793313728             558.480271455                   7.000000
------------------------------------------------------------------------------------------
      Totals             3.725363167             638.541662600
------------------------------------------------------------------------------------------

  THE
 BANK OF
  NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                             Countrywide Home Loans
                          Alternative Loan Trust 2001-8
                       Mortgage Pass-Through Certificates
                                 Series 2001-17



Pool Level Data

Distribution Date                                                                                                   9/25/02
Cut-off Date                                                                                                         8/1/01
Determination Date                                                                                                   9/1/02
Accrual Period 30/360                              Begin                                                             8/1/02
                                                   End                                                               9/1/02
Number of Days in 30/360 Accrual Period                                                                                  30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                         300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                            208,331,741.30
Ending Aggregate Pool Stated Principal Balance                                                               191,562,498.77

Beginning Aggregate Certificate Stated Principal Balance                                                     208,331,741.30
Ending Aggregate Certificate Stated Principal Balance                                                        191,562,498.77

Beginning Aggregate Loan Count                                                                                          570
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                          41
Ending Aggregate Loan Count                                                                                             529

Beginning Weighted Average Loan Rate (WAC)                                                                        7.781150%
Ending Weighted Average Loan Rate (WAC)                                                                           7.766339%

Beginning Net Weighted Average Loan Rate                                                                          6.976798%
Ending Net Weighted Average Loan Rate                                                                             6.974797%

Weighted Average Maturity (WAM) (Months)                                                                                345

Servicer Advances                                                                                                 65,659.50

Aggregate Pool Prepayment                                                                                     16,238,005.28
Pool Prepayment Rate                                                                                            63.1350 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------

Senior Percentage                                                                                        93.3436942374%
Senior Prepayment Percentage                                                                            100.0000000000%

  THE
 BANK OF
  NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Alternative Loan Trust 2001-8
                       Mortgage Pass-Through Certificates
                                 Series 2001-17

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------

Subordinate Percentage                                                                                    6.6563057626%
Subordinate Prepayment Percentage                                                                         0.0000000000%

Certificate Account

Beginning Balance                                                                                                     -

Deposit
Payments of Interest and Principal                                                                        17,731,875.31
Liquidation Proceeds                                                                                         291,036.71
All Other Proceeds                                                                                                    -
Other Amounts                                                                                                         -
                                                                                                          -------------
Total Deposits                                                                                            18,022,912.02

Withdrawals
Reimbursement of Servicer Advances                                                                                    -
Payment of Master Servicer Fees                                                                               29,942.16
Payment of Sub Servicer Fees                                                                                  94,678.34
Payment of Other Fees                                                                                                 -
Payment of Insurance Premium(s)                                                                                       -
Payment of Personal Mortgage Insurance                                                                                -
Other Permitted Withdrawal per the Pooling and Service Agreement                                                      -
Payment of Principal and Interest                                                                         17,898,291.52
                                                                                                          -------------
Total Withdrawals                                                                                         18,022,912.02

Ending Balance                                                                                                        -

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                     13,460.28
Compensation for Gross PPIS from Servicing Fees                                                               13,460.28
Other Gross PPIS Compensation                                                                                         -
                                                                                                              ---------
Total Net PPIS (Non-Supported PPIS)                                                                                   -

Master Servicing Fees Paid                                                                                    29,942.16
Sub Servicing Fees Paid                                                                                       94,678.34
Insurance Premium(s) Paid                                                                                             -
Personal Mortgage Insurance Fees Paid                                                                                 -
Other Fees Paid                                                                                                       -
                                                                                                             ----------
Total Fees                                                                                                   124,620.50


  THE
 BANK OF
  NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Alternative Loan Trust 2001-8
                       Mortgage Pass-Through Certificates
                                 Series 2001-17


--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------


Group 1
-------

Delinquency                                            30-59 Days         60-89 Days           90 + Days             Totals
-----------                                            ----------         ----------           ---------             ------
Scheduled Principal Balance                          3,271,085.26       1,512,655.97        1,036,181.28       5,819,922.51
Percentage of Total Pool Balance                        1.707581%          0.789641%           0.540910%          3.038132%
Number of Loans                                                 9                  3                   3                 15
Percentage of Total Loans                               1.701323%          0.567108%           0.567108%          2.835539%

Foreclosure
-----------
Scheduled Principal Balance                                                                                    1,631,501.77
Percentage of Total Pool Balance                                                                                  0.851681%
Number of Loans                                                                                                           4
Percentage of Total Loans                                                                                         0.756144%

Bankruptcy
----------
Scheduled Principal Balance                                                                                               -
Percentage of Total Pool Balance                                                                                  0.000000%
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

REO
---
Scheduled Principal Balance                                                                                    1,098,793.02
Percentage of Total Pool Balance                                                                                  0.573595%
Number of Loans                                                                                                           2
Percentage of Total Loans                                                                                         0.378072%

Book Value of all REO Loans                                                                                               -
Percentage of Total Pool Balance                                                                                  0.000000%

Current Realized Losses                                                                                           82,191.54
Additional Gains (Recoveries)/Losses                                                                                      -
Total Realized Losses                                                                                            389,293.64


  THE
 BANK OF
  NEW
  YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                          Alternative Loan Trust 2001-8
                       Mortgage Pass-Through Certificates
                                 Series 2001-17


--------------------------------------------------------------------------------
         Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                Original               Current
----------                                                                                --------               -------
Bankruptcy Loss                                                                         100,000.00            100,000.00
Bankruptcy Percentage                                                                    0.033333%             0.052202%
Credit/Fraud Loss                                                                     3,000,000.00                     -
Credit/Fraud Loss Percentage                                                             1.000000%             0.000000%
Special Hazard Loss                                                                   3,000,000.00          2,326,376.14
Special Hazard Loss Percentage                                                           1.000000%             1.214421%

Credit Support                                                                            Original               Current
--------------                                                                            --------               -------
Class A                                                                             285,749,855.52        177,833,930.36
Class A Percentage                                                                      95.249952%            92.833374%

Class M                                                                               6,300,000.00          6,241,414.94
Class M Percentage                                                                       2.100000%             3.258161%

Class B1                                                                              2,850,000.00          2,823,497.24
Class B1 Percentage                                                                      0.950000%             1.473930%

Class B2                                                                              2,250,000.00          2,229,076.77
Class B2 Percentage                                                                      0.750000%             1.163629%

Class B3                                                                              1,350,000.00          1,337,446.06
Class B3 Percentage                                                                      0.450000%             0.698177%

Class B4                                                                                600,000.00            594,420.47
Class B4 Percentage                                                                      0.200000%             0.310301%

Class B5                                                                                900,144.48            502,712.93
Class B5 Percentage                                                                      0.300048%             0.262428%